UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 28, 2008

Tupperware Brands Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-11657	36-4062333
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14901 South Orange Blossom Trail, Orlando Florida	32837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 407-826-5050

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective August 28, 2008, the Board of Directors (the “Board”) of Tupperware Brands Corporation (the “Company”) amended the By-laws of the Company (the “By-laws”). The changes to the By-laws:

•

Amended Section 2.7 to clarify that a stockholder who intends to present a nominee for director election or a proposal (other than a proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934) for stockholder approval at an annual meeting of Company stockholders must comply with the submission deadline and other requirements of Subsections 2.7(A)(2) through (A)(3).

•	Amended Section 2.7 to clarify that only the Board may present business for action at a special meeting of the Company stockholders.

•

Amended Section 2.7 to clarify that the adjournment of an annual or special meeting of Company stockholders does not commence a new time period for a stockholder to submit notice of a proposal or a nominee for director election to the Company.

•

Amended Section 2.7 to provide a stockholder an additional ten days to submit a notice of a nominee for election to a newly created directorship if the creation of the new directorship is not publicly announced at least ten days before the last day that a stockholder is otherwise required to deliver a notice of nominees to the Company. Before this amendment, a stockholder would be provided this additional ten days to submit a notice of a nominee for director election only if the creation of the new directorship was announced less than 80 days before the anniversary of the preceding year’s annual meeting.

•

Amended Section 2.7 to supplement the requirements a stockholder must satisfy to propose business at an annual meeting of stockholders or to present nominees for director election at an annual or special meeting of stockholders. Among other changes, the amendments require a stockholder to disclose certain types of rights, interests and securities that are owned by the stockholder or the beneficial owner on whose behalf the stockholder is making a proposal or director nomination, including (among other items) any derivative instrument that allows such person to profit from a change in the Company’s stock value, any agreement or arrangement that enables such person to vote shares of Company stock, any short interest in the Company’s securities and any right to dividends payable on shares of Company stock.

•	Added a new Section 2.8, which requires nominees for director to provide certain information to the Company to be eligible for election.

The foregoing summary of the By-law amendments is qualified in its entirety by reference to the Amended and Restated By-laws filed as Exhibit 3.2 attached hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

3.2	Amended and Restated By-laws of the Registrant as amended August 28, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUPPERWARE BRANDS CORPORATION
(Registrant)

Date: August 28, 2008
/s/ Thomas M. Roehlk
Thomas M. Roehlk
Executive Vice President, Chief Legal Officer and Secretary